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Exhibit 1(a)

NORTHERN STATES POWER COMPANY
(a Minnesota corporation)

FORM OF

UNDERWRITING AGREEMENT
(FIRST MORTGAGE BONDS)

To the Representatives named in Schedule I
    hereto of the Underwriters named in
    Schedule II hereto

Dear Sirs:

        Northern States Power Company, a Minnesota corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), its First Mortgage Bonds of the designation, with the terms and in the aggregate principal amount specified in Schedule I hereto (the "Bonds") to be issued under its Trust Indenture, dated as of February 1, 1937, from the Company to BNY Midwest Trust Company, as successor trustee (the "Trustee"), as previously amended, supplemented and restated and as to be amended and supplemented by a supplemental indenture relating to the Bonds (such Trust Indenture as so supplemented, amended and restated being hereinafter referred to as the "Indenture"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms.

1.
REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter that:

(a)
The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form, including a prospectus, for the registration under the Act of the Bonds, which registration statement has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement (which date is set forth in Schedule I hereto). Any such amendment or supplement was filed with the Commission and any such amendment has become effective. Each prospectus used before the registration statement became effective, and any prospectus or prospectus supplement that omitted the offering terms that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." The Company will file with the Commission a prospectus supplement (the "Prospectus Supplement") relating to the Bonds pursuant to Rule 424 and/or Rule 434 under the Act. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date of this Agreement have been delivered to you and copies of the Prospectus Supplement will be delivered to you promptly after it is filed with the Commission. Such registration statement, as amended prior to the date of this Agreement, and such prospectus, as amended and supplemented prior to the date of this Agreement and as supplemented by the Prospectus Supplement, are hereinafter called the "Registration Statement" and the "Prospectus," respectively. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date of this Agreement and, if the Company files any document pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Bonds by the Underwriters, which documents are deemed to be incorporated by reference into the Prospectus, such filing shall constitute an amendment or supplement to the Prospectus and the term "Prospectus" shall refer also to said prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission. There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or any documents incorporated by reference therein by the Act, the Exchange Act or the rules and regulations thereunder which have not been so filed.

  (b)
  No order preventing or suspending the use of the Prospectus or the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; the Registration Statement, at the date of this Agreement, complied in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, at the time the Prospectus Supplement is filed with the Commission and at the Closing Date (as hereinafter defined), the Prospectus will comply in all material respects with the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or Prospectus. Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Act, complied when so filed in all material respects with the rules under the Act, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

  (c)
  The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

  (d)
  Deloitte & Touche LLP, which audited the consolidated financial statements and the related financial statement schedule as of and for the year ended December 31, 2004, incorporated by reference in the Registration Statement and Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and do not provide to the Company or its subsidiaries any non audit services which are prohibited by Sections 10A(g) or (h) of the Exchange Act.

  (e)
  The financial statements of the Company and its consolidated subsidiaries filed as a part of or incorporated by reference in the Registration Statement or Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in such financial statements.

  (f)
  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with due corporate authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business, as described in the Prospectus; the Company is qualified to do business as a foreign corporation and is in good standing under the laws of the States of North Dakota and South Dakota; and the Company is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other state or jurisdiction; and, except as set forth in the Prospectus Supplement, the Company has all material licenses and approvals required at the date hereof to conduct its business.

  (g)
  The Company has no subsidiaries which would be deemed significant subsidiaries under Regulation S-X.

  (h)
  Except as disclosed in the Prospectus, all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

  (i)
  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court, arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the Prospectus Supplement; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries, and there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus Supplement.

  (j)
  Neither the execution and delivery of this Agreement and the Indenture, the issuance and delivery of the Bonds, the consummation of the transactions herein contemplated, the fulfillment of the terms hereof, nor compliance with the terms and provisions of this Agreement, the Bonds and the Indenture will conflict with, or result in the breach of, any of the terms, provisions or conditions of the Articles of Incorporation, as amended, or by-laws of the Company, or conflict with, or result in the breach or violation of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance (other than the lien of the Indenture) upon any property or assets of the Company pursuant to, any indenture, deed of trust, loan agreement or other contract, agreement or instrument to which the Company is a party or in which the Company has a beneficial interest or by which the Company is bound or result in the violation of any law, statute, order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over its properties.

  (k)
  The Company has full right, power and authority to execute and deliver this Agreement, the Bonds and the Indenture and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Bonds and the Indenture and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

  (l)
  The Bonds have been duly authorized for issuance and sale pursuant to this Agreement and, when executed and authenticated in accordance with the Indenture and delivered and paid for as provided herein, will be duly issued and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and other laws affecting enforcement of creditors' rights, and will be entitled to the benefits of the Indenture which will be substantially in the form heretofore delivered to you.

  (m)
  The Indenture has been duly and validly authorized by the Company and has been duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights.

  (n)
  This Agreement has been duly authorized, executed and delivered by the Company.

  (o)
  Each of the Indenture and the Bonds conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

  (p)
  The Minnesota Public Utilities Commission (the "MPUC") has issued its order approving the Company's capital structure which order authorizes the issuance of the Bonds, and no other approval of any regulatory public body, state or federal, and no consent, approval, authorization or order of, or filing or registration with, any court having jurisdiction over the Company, is, or will be at the Closing Date (as hereinafter defined), necessary in connection with the issuance and sale of the Bonds pursuant to this Agreement or the execution, delivery and performance of this Agreement and the Indenture, other than approvals that may be required under state securities laws.

  (q)
  The Company has good and valid title to all real and fixed property and leasehold rights described or enumerated in the Indenture (except such properties as have been released from the lien thereof in accordance with the terms thereof) and title to all personal property owned by it, subject only to taxes and assessments not yet delinquent, the lien of the Indenture as to parts of the Company's property, certain easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company's use of such property in the usual course of its business, certain minor defects in titles which are not material, defects in titles to certain properties which are not essential to the Company's business and mechanics' lien claims being contested or not of record or for the satisfaction or discharge of which adequate provision has been made by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

  (r)
  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act, "Disclosure Controls"); and such Disclosure Controls are (i) designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is properly recorded, processed, summarized and communicated to the Company's senior management, including its principal executive officer and its principal financial officer, by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) evaluated by the Company's senior management on a quarterly basis and (iii) to the best knowledge of the Company, effective in all material respects to perform the functions for which they were established.

  (s)
  The Company has designed and maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act, "Reporting Controls"); and the Reporting Controls are (i) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include, without limitation, those processes specifically referred to in Rule 13a-15(f) and (ii) to the best knowledge of the Company, effective to perform the functions for which they are maintained.

  (t)
  The Company has devised and maintains in effect a system of internal accounting controls ("Accounting Controls"); and such Accounting Controls are sufficient to provide reasonable assurances that (i) transactions involving the Company are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles and (B) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  (u)
  Based on the most recent evaluation of the Company's internal controls referred to above, all significant deficiencies in the design or operation of such internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data required to be disclosed by the Company in its Exchange Act reports within the time periods specified in the Exchange Act, any material weaknesses in such internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in such internal controls have been identified and reported to the Company's auditors and the audit committee of the board of directors.

  (v)
  Other than as set forth or contemplated in the Prospectus as of the date hereof, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described.

  (w)
  The Company is not and, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

  (x)
  Except as set forth in the Prospectus Supplement, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business and (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the business, consolidated financial position, stockholder's equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

  (y)
  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

  (z)
  No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, affiliates, customers or suppliers of the Company, on the other hand, which would be material to a potential purchaser of the Bonds and that is not described in the Prospectus.

  (aa)
  No labor disturbance by or dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company.

  (bb)
  The Company and its subsidiaries are in compliance in all material respects with all presently and then applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and the Company does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) the accumulated funding deficiency rules under Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred whether by action or by failure to act, which might reasonably be expected to cause the loss of such qualification.

  (cc)
  The Company is in compliance in all respects with (i) all presently applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder and (ii) all presently applicable state and local laws and regulations relating to the safety of its operations, in each case with such exceptions as would not reasonably be expected to have a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company.

  (dd)
  The Company, either directly or through its parent, has filed all federal and all material state and local income and franchise tax returns required to be filed through the date hereof, other than those filings being contested in good faith. The Company, either directly or through its parent, has paid all taxes of which it has notice are due thereon, other than those being contested in good faith and for which adequate reserves have been provided to the extent required or those currently payable without penalty or interest or as would not have a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company, and no tax deficiency has been determined adversely to the Company which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might be reasonably expected to have, a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company.

  (ee)
  Since the date as of which information is given in the Prospectus Supplement through the Closing Date, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than shares issued upon exercise of stock options) or (ii) declared or paid any dividend on its capital stock, and the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or (ii) entered into any material transaction not in the ordinary course of business.

  (ff)
  Each of the Company and, with respect to clause (ii), its subsidiaries (i) is not in violation of the Company's Articles of Incorporation, as amended, or by-laws, (ii) is not in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which the Company or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for defaults, events of default, violations and failures which do not or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company.

  (gg)
  The Company is not a "holding company" under the Public Utilities Holding Company Act of 1935, as amended ("PUHCA"), but the Company is a "subsidiary company" and an "affiliate" of a "holding company," Xcel Energy Inc., which is registered under Section 5 of PUHCA, and as such the Company is subject to regulation under PUHCA as a "subsidiary" and an "affiliate" of Xcel Energy Inc.

  (hh)
  Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Bonds.

  (ii)
  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
2.
PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Representatives and each other Underwriter, and the Representatives and each other Underwriter agree, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Bonds set forth opposite their respective names in Schedule II hereto.

3.
DELIVERY AND PAYMENT. Delivery of and payment for the Bonds shall be made at the place, date and time specified in Schedule I hereto (or such other place, date and time not later than eight full business days thereafter as the Representatives and the Company shall designate), which date and time may be postponed by agreement between the Representatives and the Company (such date and time being herein called the "Closing Date"). Delivery of the Bonds shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable in New York Clearing House (next day) funds or, if so indicated in Schedule I hereto, in federal (same day) funds. The Bonds will be delivered in definitive registered form except that, if for any reason the Company is unable to deliver the Bonds in definitive form, the Company reserves the right, as provided in the Indenture, to make delivery in temporary form. Any Bonds delivered in temporary form will be exchangeable without charge for Bonds in definitive form. Unless otherwise indicated on Schedule I, the Bonds will be registered in the name of Cede & Co., as nominee of The Depository Trust Company and in the principal amounts set forth in Schedule II hereto. The Bonds will be made available to the Representatives for checking in New York, New York, not later than 2:00 p.m., New York City time, on the business day preceding the Closing Date.

4.
AGREEMENTS. The Company agrees with the several Underwriters that:

(a)
The Company will cause the Prospectus Supplement, in a form approved by the Representatives, to be filed pursuant to Rule 424 (b) and/or Rule 434 under the Act and will notify the Representatives promptly of such filing. During the period for which a prospectus relating to the Bonds is required to be delivered under the Act, the Company will promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective, (ii) when any subsequent supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) has been filed, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose. During the period for which a prospectus relating to the Bonds is required to be delivered under the Act, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) unless the Company has furnished to the Representatives a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

  (b)
  If, at any time when a prospectus relating to the Bonds is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly, subject to paragraph (a) of this Section 4, will prepare and file an amendment or supplement to the Prospectus with the Commission and furnish to the Underwriters a reasonable number of copies thereof, or will make a filing with the Commission pursuant to Section 13 or 14 of the Exchange Act, which will correct such statement or omission or will effect such compliance.

  (c)
  The Company will make generally available to its security holders and to the Representatives a consolidated earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date of the Prospectus Supplement filed pursuant to Rule 424(b) and/or Rule 434 under the Act, as soon as is reasonably practicable after the end of such period, but in any event no later than eighteen months after the "effective date of the Registration Statement" (as defined in Rule 158(c) under the Act), which will satisfy the provision of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

  (d)
  The Company will furnish to each of the Representatives a signed copy of the Registration Statement as originally filed and of each amendment thereto, including the Form T -1 and all powers of attorney, consents and exhibits filed therewith (other than exhibits incorporated by reference), and will deliver to the Representatives conformed copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

  (e)
  The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Bonds for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Bonds;

    provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

  (f)
  So long as the Bonds are outstanding, the Company will furnish (or cause to be furnished) to each of the Representatives, upon request, copies of (i) all reports to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or any national securities exchange.

  (g)
  During the period beginning from the date of this Agreement and continuing to the Closing Date, the Company will not offer, sell, or otherwise dispose of any debt securities of the Company (except under prior contractual commitments which have been disclosed to you), without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

  (h)
  The Company will obtain prior to the issuance of the Bonds all regulatory and governmental approvals necessary for the issuance of the Bonds, including, without limitation any required orders or consents of the MPUC or under PUHCA pertaining to the capital structure of the Company.

  (i)
  The Company will take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

  (j)
  In connection with the offering of the Bonds, until the Underwriters shall have notified the Company and the other Underwriters of the completion of the sale of the Bonds, the Company will not, and will use its best efforts to cause its controlled affiliates not to, either along or with one or more other persons (i) bid for or purchase for any account in which it or any such affiliate has a beneficial interest any Bonds or attempt to induce any person to purchase any Bonds, or (ii) make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Bonds.

  (k)
  The Company will not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Bonds.

  (l)
  The Company will use the proceeds from the sale of the Bonds for only the purposes described in the Prospectus and, without limiting the generality of the foregoing, will not use any such proceeds to make loans to any affiliate of the Company or for any purpose that would cause the issuance of the Bonds not to qualify for exemption under PUHCA Rule 52, as amended.
5.
EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Bonds to the Underwriters, all fees and expenses of the Company's counsel and accountants, all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including all exhibits thereto), the preliminary prospectus, the Prospectus (including all documents incorporated by reference therein) and any amendments thereof or supplements thereto, all costs and expenses (including fees and expenses of counsel) incurred in connection with "blue sky" qualifications, the determination of the legality of the Bonds for investment by institutional investors and the rating of the Bonds, and all costs and expenses of the printing and distribution of all documents in connection with this underwriting, the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties) and all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the National Association of Securities Dealers, Inc. Except as provided in this Section 5 and Section 8 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.

6.
CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Bonds shall be subject, in the discretion of the Representatives, to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of Company officers on and as of the Closing Date made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)
The Prospectus Supplement relating to the Bonds shall have been filed with the Commission pursuant to Rule 424(b) and/or Rule 434 within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

(b)
The Representatives shall be furnished with opinions, dated the Closing Date, of Gary R. Johnson, Vice President and General Counsel of the Company, substantially in the form included as Exhibit A, and Jones Day, Chicago, Illinois, counsel for the Company, substantially in the form included as Exhibit B.

(c)
The Representatives shall have received from Simpson Thacher & Bartlett LLP, New York, New York, counsel for the Underwriters, such opinion or opinions dated the Closing Date with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

  (d)
  The Company shall have furnished to the Representatives a certificate of the President or any Vice President of the Company, dated the Closing Date, as to the matters set forth in clause (a) and (h) of this Section 6 and to the further effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

  (i)
  the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

  (ii)
  there has been no material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, from that set forth or contemplated by the Registration Statement or Prospectus Supplement; and

  (iii)
  (A) as of the date of the Prospectus and as of the Closing Date, the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (B) since the date of the Prospectus no event has occurred which should have been set forth, in light of the circumstances, in a supplement or amendment to the Prospectus.

  (e)
  The Representatives shall have received letters from Deloitte & Touche, LLP, independent public accountants for the Company (dated the date of this Agreement and Closing Date, respectively, and in form and substance satisfactory to the Representatives) advising that (i) they are an independent registered public accounting firm with respect to the Company as required by the Act and published rules and regulations of the Commission thereunder, (ii) in their opinion, the consolidated financial statements and supplemental schedules incorporated by reference in the Registration Statement or Prospectus and covered by their opinion filed with the Commission under Section 13 of the Exchange Act comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, (iii) that they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minutes of meetings of the Board of Directors, committees thereof, and of the Shareholder of the Company since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that: (A) any material modifications should be made to any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus for them to be in conformity with generally accepted accounting principles or any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission applicable to Form 10-Q; (B) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus and except as set forth in or contemplated by the Registration Statement or Prospectus, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the capital stock of the Company, increases in long-term debt or decreases in stockholder's equity or net current assets of the Company and its consolidated subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and (iv) they have carried out specified procedures performed for the purpose of comparing certain specified financial information and percentages (which is limited to financial information derived from general accounting records of the Company, or to the extent not so derived, from schedules prepared by Company officers responsible for such accounting records) included or incorporated by reference in the Registration Statement and Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them.

  (f)
  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 which makes it impractical or inadvisable in the judgment of the

    Representatives to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Prospectus.

  (g)
  Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Bonds or any other debt securities or preferred stock of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Bonds or of any other debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

  (h)
  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court, arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the Prospectus Supplement, and (ii) since the date of this Agreement, neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries, and there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, business, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries otherwise than as set forth or contemplated in the Prospectus Supplement, the effect of which, in any such case described in clause (i) or (ii) is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Bonds on the terms and in the manner contemplated by this Agreement and the Prospectus.

  (i)
  No Representative shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of counsel for the Underwriters is material or omits to state a fact which in the opinion of counsel for the Underwriters is material and is required to be stated therein or is necessary to make the statements therein not misleading.

  (j)
  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Bonds; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Bonds.

  (k)
  All corporate proceedings and other legal matters incident to the authorization, form and validity of the Indenture and this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel to the Underwriters, and prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request.

  (l)
  The Company and Trustee shall have entered into the supplemental Indenture relating to the Bonds, and the Representatives shall have received counterparts, conformed as executed thereof, and the Bonds shall have been duly executed and delivered by the Company and authenticated by the Trustee.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

7.
CONDITIONS OF COMPANY'S OBLIGATIONS. The obligations of the Company to sell and deliver the Bonds are subject to the following conditions:

(a)
Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, threatened.

(b)
The order of the Minnesota Public Utilities Commission referred to in Section 1(p) hereof shall be in full force and effect.

        If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be cancelled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Underwriters in writing or by telephone or facsimile transmission confirmed in writing.

8.
REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Bonds provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Bonds, including the reasonable fees and disbursements of counsel for the Underwriters.

9.
INDEMNIFICATION.

(a)
The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Bonds as originally filed or in any amendment thereof, or in the Preliminary Prospectus Supplement or the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such indemnified party for any legal or other expenses as reasonably incurred by them in connection with investigating or defending any such loss, claim, damages, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein and provided further that such indemnity with respect to a prospectus included in the registration statement or any amendment thereto prior to the supplementing thereof with the Prospectus Supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Bonds which are the subject thereof if such person was not sent or given a copy of the Prospectus (but without the documents incorporated by reference therein) at or prior to the confirmation of the sale of such Bonds to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Prospectus was corrected in the Prospectus, provided that the Company shall have delivered the Prospectus, in a timely manner and in sufficient quantities to permit such delivery by the Underwriters. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)
Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the documents referred to in the foregoing indemnity, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

  (c)
  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have (x) under this Section 9 except to the extent it has been materially prejudiced by such omission or (y) to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and one local counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraphs (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

  (d)
  If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

  (e)
  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.
DEFAULT BY AN UNDERWRITER.

(a)
If any Underwriter shall default in its obligation to purchase the Bonds which it has agreed to purchase hereunder (in this Section called the "Unpurchased Bonds"), the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Unpurchased Bonds on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Unpurchased Bonds, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Unpurchased Bonds on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Unpurchased Bonds, or the Company notifies the Representatives that it has so arranged for the purchase of such Unpurchased Bonds, the Representatives or the Company shall have the right to postpone the Closing Date for such Unpurchased Bonds for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Unpurchased Bonds.

(b)
If, after giving effect to any arrangements for the purchase of the Unpurchased Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Unpurchased Bonds which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Bonds, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Bonds which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Bonds which such Underwriter agreed to purchase hereunder) of the Unpurchased Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  (c)
  If, after giving effect to any arrangements for the purchase of the Unpurchased Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Unpurchased Bonds which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Bonds, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Unpurchased Bonds of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.
TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for all Bonds, if prior to such time (i) trading shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities, or (iv) if there shall have occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a war or national emergency or any other calamity or crisis the effect of which on the financial markets in the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Bonds on the terms and in the manner contemplated by this Agreement and the Prospectus.

12.
REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons within the meaning of the Act, and will survive delivery of and payment for the Bonds. The provisions of Sections 5, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.
NOTICES. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered or transmitted and confirmed to them at their address set forth for that purpose in Schedule 1 hereto, or if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at 414 Nicollet Mall, Minneapolis,

    Minnesota 55401, attention Secretary (fax no: (612) 215-4580). All communications shall take effect at the time of receipt thereof.

14.
PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Bonds from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.
APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16.
COUNTERPARTS. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

17.
REPRESENTATION OF THE UNDERWRITERS. The Representatives represent and warrant to the Company that they are authorized to act as the representatives of the Underwriters in connection with this financing and that the Representatives' execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

18.
AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement, now any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

19.
OTHER. Time shall be of the essence for all purposes of this Agreement. As used herein, "business day" shall mean any day other than a day on which banks are permitted or required to be closed in New York City.

[signature page follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,
NORTHERN STATES POWER COMPANY
By:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
[NAME OF REPRESENTATIVE]
By:

FOR ITSELF OR THEMSELVES AND AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS, IF ANY, NAMED IN SCHEDULE II TO THE FOREGOING AGREEMENT.

SCHEDULE I

Underwriting Agreement dated

Registration Statement No. 333-

Representatives and Addresses:

Bonds:

Designation:
Principal Amount:
Supplemental Indenture dated as of:
Date of Maturity:

Interest Rate:	_______% per annum, payable _________ and _________ of each year, commencing _________
Purchase Price:	_______% of the principal amount thereof, plus accrued interest from _________ to the date of payment and delivery.
Public Offering Price:	_______% of the principal amount thereof, plus accrued interest from _________ to the date of payment and delivery.

Redemption Provisions:

Payment to be made in federal (same day) funds. ____ Yes ____ No

Closing Date and Location:

Office for Delivery of Bonds:

Office for Payment of Bonds:

Office for Checking of Bonds:

SCHEDULE II

NAME	AMOUNT

Total

EXHIBIT A

FORM OF OPINION OF GARY R. JOHNSON

        RE: $[            ] PRINCIPAL AMOUNT OF[            ]% FIRST MORTGAGE BONDS,
SERIES DUE [            ], OF NORTHERN STATES POWER COMPANY, A MINNESOTA CORPORATION.

Gentlemen:

        For the purpose of rendering this opinion, I have examined the proceedings taken by Northern States Power Company, a Minnesota corporation, herein called the "Company," with respect to the issue and sale by the Company of $[            ] principal amount of First Mortgage Bonds, Series due [            ], herein called the "Bonds." In connection therewith I have participated in the preparation of the proceedings for the issuance and sale of the Bonds including the Underwriting Agreement dated [            ], [            ], between you and the Company relating to your purchase of the Bonds, herein called the "Agreement," and have either participated in the preparation of or examined the Trust Indenture dated February 1, 1937, as previously amended and supplemented, and the Supplemental Indenture dated as of [            ], [            ], creating the Bonds, all from the Company to BNY Midwest Trust Company, as successor Trustee (which Trust Indenture, as so amended and supplemented, and Supplemental Indenture are herein collectively called the "Indenture"). I also have participated in the preparation of or examined the registration statement and any amendments thereto and the accompanying prospectuses and any supplements thereto, as filed under the Securities Act of 1933, as amended (the "Act"), with respect to the Bonds. Whenever the terms "Registration Statement" or "Prospectus" are used herein, they shall have the respective meanings set forth in the Agreement. My examination has extended to all statutes, records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion.

        I am of the opinion that:

          1.     The Company has been duly incorporated and is a legally existing corporation under the laws of the State of Minnesota; has corporate power, right, and authority to do business and to own property in the states of Minnesota, North Dakota and South Dakota in the manner and as set forth in the Prospectus; has corporate power, right and authority to own securities of its subsidiaries; is qualified to do business as a foreign corporation under the laws of the states of North Dakota and South Dakota; and has corporate power, right, and authority to make the Indenture and issue and sell the Bonds;

          2.     The authorized capital stock of the Company is as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

          3.     The Agreement has been duly authorized, executed, and delivered by the Company and is a valid and binding obligation of the Company, except to the extent that the provisions for indemnities may be held to be unenforceable as against public policy;

          4.     The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the provisions of the United States Bankruptcy Code may affect the validity of the lien thereof with respect to proceeds, products, rents, issues, or profits realized, and additional property acquired, after the commencement of a case under said Code, and except as enforcement of the provisions of the Indenture may be limited by the laws of the States of Minnesota, North Dakota and South Dakota (where property covered thereby is located) affecting the remedies for the enforcement of the security provided for in the Indenture (which state laws do not in my opinion make such remedies inadequate for the realization of the benefits of such security) or except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws of general applicability relative to or affecting creditors' rights or remedies according to general equity principles whether such principles are considered in law or in equity;

          5.     The issuance of the Bonds in accordance with the terms of the Indenture and the sale and delivery thereof pursuant to the provisions of the Agreement have been duly authorized by the Company; the statements made under the caption "Description of the First Mortgage Bonds" in the Prospectus, insofar as they purport to summarize provisions of documents specifically referred to therein, fairly present the information called for with respect thereto by Form S-3; the Bonds have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Agreement, will constitute valid and legally binding obligations of the Company enforceable (subject to the qualifications expressed in paragraph 4 above with respect to the validity and enforceability of certain of the provisions of the Indenture) against the Company in accordance with their terms and entitled to the benefits of the Indenture;

          6.     The statements under the caption "Description of the First Mortgage Bonds" in the Prospectus, insofar as they purport to summarize provisions of the documents specifically referred to therein, are accurate in all material respects;

          7.     Neither the execution and delivery of the Indenture or the Agreement, the consummation of the transactions contemplated thereby, the issuance and delivery of the Bonds nor the compliance by the Company with all the terms and provisions of the Indenture or the Agreement will result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument known to me to which the Company is a party or in which the Company has a beneficial interest or by which it is bound or to which any of its property or assets is subject, or the Articles of Incorporation, as amended, or by-laws of the Company or, to the best of my knowledge, any order, rule or regulation applicable to the Company of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its property;

          8.     The Registration Statement has become effective under the Act. The Prospectus Supplement (as defined in the Agreement) has been filed pursuant to Rule 424(b) under the Act, and no proceedings for a stop order have been instituted or to my knowledge are pending or threatened under Section 8(d) of the Act; the Minnesota Public Utilities Commission has issued its order approving the Company's capital structure which order authorizes the issuance of the Bonds; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and no further approval of, authorization, consent, certificate or order of any governmental body, federal, state or other, is required in connection with the issuance and sale of the Bonds by the Company to you as provided in the Agreement, except as may be required by state securities laws;

          9.     At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and supporting schedules included or incorporated by reference therein, as to which no opinion is being expressed) complied as to form in all material respects with the requirements of the Act, the rules and regulations thereunder, the Trust Indenture Act and the rules and regulations thereunder;

          10.   I do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

          11.   The Indenture is in proper form, conforming to the laws of the States of Minnesota, North Dakota and South Dakota, to give and create the lien which it purports to create and has been and now is duly and properly recorded or filed in all places necessary to effectuate the lien of the Indenture;

          12.   The Company has good and valid title to all real and fixed property and leasehold rights described or enumerated in the Indenture (except such properties as have been released from the lien thereof in accordance with the terms thereof), and good and marketable title to all personal property owned by it, subject only to: (a) taxes and assessments not yet delinquent; (b) the lien of the Indenture; (c) as to parts of the Company's property, certain easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company's use of the property in the usual course of business, certain minor defects in titles which are not material, defects in titles to certain properties which are not essential to the Company's business; and mechanic's lien claims being contested or not of record or for the satisfaction or discharge of which adequate provisions have been made by the Company pursuant to the Indenture;

          13.   The Bonds are secured by and entitled to the benefits of the Indenture equally and ratably, except as to sinking fund provisions, with all other bonds duly issued and outstanding under the Indenture by a valid and direct first mortgage lien of the Indenture on all of the real and fixed properties, leasehold rights, franchises, and permits now owned by the Company, subject only to the items set forth in the preceding paragraph 12 of this opinion;

          14.   The Bonds also are secured equally and ratably, except as to sinking fund provisions, with all other bonds duly issued and outstanding under the Indenture by a valid and direct first mortgage lien (subject to permitted liens as defined in the Indenture) on all real and fixed property hereinafter acquired by the Company in conformity with the terms of the Indenture, except as the United States Bankruptcy Code may affect the validity of the lien of such Indenture on property acquired after the commencement of a case under said Code, except as to the prior lien of the Trustee under the Indenture in certain events specified therein, and except as otherwise provided in the Indenture in the case of consolidation, merger, or transfer of all the mortgaged and pledged property as an entirety;

          15.   The Company has all necessary power under statutory provisions, franchises (which expire at various dates), or permits to serve the customers in the jurisdictions where it provided electric and gas services, except in certain instances that are not material to the Company; and

          16.   All statements contained in the Registration Statement and Prospectus under the caption "Description of the First Mortgage Bonds" purporting to set forth the opinion of counsel or purporting to be based upon the opinion of counsel correctly set forth my opinion on said respective matters.

        These opinions do not cover titles to easements for water flowage purposes or rights of way for electric and as transmission and distribution facilities, steam mains, and telephone lines. However, the Company has the power of eminent domain in the states in which it operates.

        In the course of my participation in the preparation of the Registration Statement and Prospectus I made investigations as to the accuracy of certain of the statements of fact contained therein, I discussed other matters with officers, employees, and representatives of the Company, and I examined various corporate records and data. While I do not pass upon or assume responsibility for, and shall not be deemed to have independently verified, the accuracy and completeness of the statements contained in the Registration Statement or Prospectus (except as to matters set forth in paragraphs 6, 10 and 16 above) nothing has come to my attention that would lead me to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of the Agreement or at the date hereof contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        In giving my opinion under paragraph 12 above, I have relied upon examinations of abstracts of titles to properties of the Company, said abstracts bearing various dates, and nothing has come to my attention which would lead me to believe that anything has occurred since the dates of the abstracts which would adversely affect the titles shown on the abstracts.

        In giving opinions as to conformity to the laws of States other than Minnesota and as to the franchises and titles to property of the Company, I have in certain instances relied upon the opinion of other counsel employed or retained by the Company to render opinions in respect thereto.

Respectfully submitted,
By	Gary R. Johnson Vice President and General Counsel Northern States Power Company

EXHIBIT B

OPINIONS OF JONES DAY

        1.     The Company is in good standing under the laws of the State of Minnesota.

        2.     The statements made in the Prospectus under the caption "Description of the First Mortgage Bonds" (other than those statements under the heading "Security for the First Mortgage Bonds," as to which we express no opinion) insofar as they purport to constitute summaries of certain terms of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

        3.     The Registration Statement has become effective under the Act. The Prospectus Supplement (as defined in the Agreement) has been filed pursuant to Rule 424(b) under the Act, and no proceedings for a stop order have been instituted or to the knowledge of such counsel are pending or threatened under Section 8(d) of the Act; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and, assuming the Minnesota Public Utilities Commission has issued its order approving the Company's capital structure which order authorizes the issuance of the First Mortgage Bonds, no further approval of, authorization, consent, certificate or order of any federal governmental body is required in connection with the issuance and sale of the First Mortgage Bonds by the Company to you as provided in the Agreement, except as may be required by state securities laws.

        4.     The Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act, the rules and regulations thereunder, the Trust Indenture Act and the rules and regulations thereunder and the documents incorporated by reference in the Registration Statement or the Prospectus complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder, except that in each case no opinion is required to be expressed with respect to the financial statements and supporting schedules included or incorporated by reference therein.

        In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, and, and that such counsel is not admitted in Minnesota, North Dakota or South Dakota, and that with respect to the laws of such states it directs you to the opinion of Gary R. Johnson. Such counsel may state that it does not pass upon legal matters regarding, and that it expresses no opinion as to, title to the properties of the Company, franchises and permits of the Company, the description of such properties in the Indenture, the validity, nature and extent of the lien of the Indenture, the absence of liens and encumbrances prior to the lien of the Indenture or the recordation or filing of the Indenture, as to which such counsel may state its understanding that the Underwriters are relying upon the aforesaid opinion of Gary R. Johnson.

        Such counsel shall also state that:

B-1

        Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness, except and to the extent as set forth in the preceding paragraph above and included in the Prospectus, of the information included in the Prospectus. Such counsel has participated in the preparation of the Prospectus. From time to time in connection therewith such counsel has had discussions with officers, directors and employees of the Company and Xcel Energy Inc., a Minnesota corporation and the parent company of the Company, with representatives of Deloitte & Touche LLP, the independent registered public accounting firm that examined certain of the financial statements of the Company, and with the Underwriters and counsel to the Underwriters. Based upon such counsel's participation and discussions described above, such counsel has no reason to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus, as of the date hereof, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel expresses no view as to (i) the financial statements, financial schedules and other financial data included or incorporated by reference in the Prospectus and (ii) the information referred to under the caption "Experts" as having been included or incorporated by reference in the Prospectus and covered by the report of Deloitte & Touche LLP).

B-2

QuickLinks

  Exhibit 1(a)
NORTHERN STATES POWER COMPANY (a Minnesota corporation) FORM OF UNDERWRITING AGREEMENT (FIRST MORTGAGE BONDS)
SCHEDULE I
SCHEDULE II
  EXHIBIT A
FORM OF OPINION OF GARY R. JOHNSON
  EXHIBIT B
OPINIONS OF JONES DAY